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                                                                  EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-68856 of Florida Public Utilities Company on
Form S-3 of our report dated February 16, 2001, appearing in the Annual Report on Form 10-K of Florida Public Utilities Company for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
West Palm Beach, Florida


September 17, 2001